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                                                                   EXHIBIT 10.12

                            BUSINESS LOAN AGREEMENT
                            -----------------------

     This Business Loan Agreement (this "Agreement") is entered into by and between Comerica Bank-California ("Bank") and Taitron Components Incorporated, a California corporation ("Borrower") as of this 6th day of May, 1997, at Bank's headquarters office at 333 West Santa Clara Street, San Jose, California 95113.

     1.   Loans To Borrower.  Bank and Borrower agree that any loans which Bank
          -----------------
in its sole discretion has made or may now or hereafter make to Borrower (sometimes hereinafter collectively referred to as the "Loan") shall be subject to the terms and conditions of this Agreement unless otherwise agreed to in writing by Bank and Borrower. In the event there are contradictions between the provisions of this Agreement and any other written agreement with the Bank, this Agreement shall prevail. Loan shall be subject to the terms and conditions of this Agreement, promissory note(s) executed in connection herewith (including, without limitation, the Revolving Note and Term Notes identified below) and/or previously or subsequently executed, and all amendments, renewals and extensions thereof (singularly or collectively, the "Note"), and all those certain security agreements and/or such other security or other documents as Bank has required or may now or hereafter require in connection with the Loan (collectively, the "Loan Documents"). The Loan shall be secured as contemplated by Section 4 below, pursuant to that certain Security Agreement (All Assets) of even date herewith made by Borrower in favor of Bank.

          1A.  Revolving Loan.  The Loan includes a revolving line of credit in
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the maximum principal amount of SIXTEEN MILLION Dollars ($16,000,000) (the
"Revolving Commitment Limit"), which shall be evidenced by that certain Revolving Note of even date herewith in such maximum principal amount (the "Revolving Note"). Principal of and Interest on the Revolving Loan shall be due and payable upon the terms set forth in the Revolving Note. As a sub-facility under the Revolving Loan, Bank shall issue for the benefit of Borrower one or more standby letters of credit (each a "L/C", and collectively the "L/Cs"), under which the aggregate of all amounts available to be drawn and all unpaid reimbursement obligations shall not exceed TWO MILLION DOLLARS ($2,000,000). No L/C shall have an expiration date more than 365 days from its date of issuance or in any event later than the maturity date of the Revolving Loan. As an additional sub-facility under the Revolving Loan, Bank shall issue for the benefit of Borrower one or more standby letters of credit expiring June 1, 1997 (each a "Short Term L/C", and collectively the "Short Term L/Cs"), under which the aggregate of all amounts available to be drawn and all unpaid reimbursement obligations shall not exceed NINE MILLION DOLLARS ($9,000,000). The Short Term L/C sub-facility shall terminate on June 1, 1997. In no event shall the sum (without duplication) of (i) the face amount of all outstanding L/Cs and Short Term plus (ii) the amount of all outstanding L/C and Short Term L/C
     ----
reimbursement obligations plus (iii) the outstanding Revolving Loan advances
                          ----
exceed the Revolving Commitment Limit. All L/Cs and Short Term shall be drawn on such terms and conditions as are acceptable to Bank, and shall be governed by the terms of Bank's standard form letter of credit applications and reimbursement agreements for commercial letters of credit, which applications and reimbursement agreements Borrower hereby covenants and agrees to execute and deliver to Bank. Borrower shall pay Bank its usual and customary fees in connection with the L/Cs and the Short Term L/Cs. Borrower may from time to time repay all or a portion of the amounts outstanding under the Revolving Loan upon the terms and conditions set forth in the Revolving Note.

          1B.  Term Loan.  The Loan also includes a facility pursuant to which
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Bank may provide Borrower with one or more term loans (each a "Term Loan"), each of which shall be in a principal amount of not less than five hundred thousand dollars ($500,000) and the aggregate principal amount of which shall not exceed FOUR MILLION Dollars ($4,000,000) (the "Term Commitment Limit"). The Term Loan facility shall expire on May 6, 1999, whereupon Borrower shall no longer be permitted to request, and Bank shall have no further commitment to fund, Term Loans. Each Term Loan shall be evidenced by a Term Note on Bank's standard form (a "Term Note"), dated the date on which such Term Loan is advanced and in an original principal amount equal to the amount of such Term Loan. Each Term Loan shall bear interest at Bank's Base Rate (as defined in the Term Note) in effect from time to time or, at Borrower's option, 6-month LIBOR (as defined in the Term Note) plus 165 basis points (1.65%). Each Term Note shall provide for monthly payments of interest and principal on the Term Loan thereunder, with principal payments amortized based upon a maturity equal to the shorter of (a) four years from the date of funding of such Term Loan and (b) the maturity

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date of Borrower's 8% Subordinated Convertible Note dated May 18, 1996 in the original amount of $3,000,000 (the "Subordinated Note"). Notwithstanding such amortization or the scheduled maturity of any Term Note, all outstanding Term Notes shall automatically and immediately become due and payable upon the expiration or termination (whether at scheduled maturity, by acceleration or otherwise) of the Revolving Loan. The proceeds of each Term Loan shall be used by Borrower exclusively for the acquisition of a business entity or division (or substantially all assets thereof) engaged in the same lines of business as Borrower. The funding of each Term Loan shall be subject to receipt by Bank of a written notice from Borrower at least ten (10) business days prior to the date of the proposed funding, which notice shall (a) describe the acquisition to be financed with the requested Term Loan, (b) state the proposed funding date,
(c) state the amount of the requested Term Loan, (d) contain representations and warranties by Borrower to the effect that Borrower will be in compliance with all of the financial covenants and ratios set forth in this Agreement on a pro-forma basis after giving effect to the proposed acquisition and Term Loan, and (e) certify to and attach a pro-forma balance sheet of Borrower giving effect to the proposed acquisition and Term Loan. As a further condition to the funding of any Term Loan, Bank shall have received such documents and instruments as it may request, duly executed and delivered by Borrower, to ensure that Bank has a valid and perfected first priority security interest in all of the assets (other than real property) being acquired by Borrower directly or indirectly in connection with the proposed acquisition. Each Term Loan shall be subject to prepayment solely upon the terms and conditions set forth in the applicable Term Note.

     2.   Legal Effect. This Agreement supplements the terms and conditions of
          ------------
the Loan Documents. Except as otherwise specified herein, all terms used in this Agreement shall have the same meaning as given in the Note and/or Loan Documents which are incorporated herein by this reference. Any and all terms used in this Agreement, the Note and/or the Loan Documents shall be construed and defined in accordance with the meaning and definition of such term under and pursuant to the California Uniform Commercial Code, as amended. Except as specifically modified hereby, all of the terms and conditions of the Note and/or the Loan Documents shall remain in full force and effect.

     3.   Loan fees. Borrowers shall pay to Bank an annual loan fee of $20,000,
          ---------
payable concurrently with the initial advance under the Revolving Loan and on each anniversary thereof. Such annual loan fee shall include Bank's audit fees, for which Borrower shall not be separately charged. Borrower shall also pay Bank a documentation fee of $2,500 concurrently with the initial Revolving Loan advance, and shall reimburse Bank for its other costs and expenses incurred in connection with the preparation and consummation of this Agreement. In addition, Borrower shall pay Bank's analysis fees on a monthly basis in accordance with Bank's standard account analysis agreement, which shall be executed and delivered concurrently herewith and be deemed a "Loan Document" for all purposes hereunder.

     4.   Security. As security for Borrower's obligations to Bank under this
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Agreement, the Note and/or the Loan Documents and all other indebtedness and liabilities whatsoever of Borrower to Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, evidenced by the Note and/or the Loan Documents (collectively, the "Indebtedness"). Borrower hereby grants to Bank, prior to or simultaneously with the borrowing hereunder, a continuing security interest of first priority in all of Borrower's personal property, including without limitation all accounts receivable, inventory, equipment and intangibles and all proceeds thereof and in all collateral provided to Bank pursuant to any security agreement and/or all collateral that is delivered to Bank and/or which Bank possesses and all proceeds thereof (collectively, the "Collateral");

     5.   Representations and Warranties of Borrower. Borrower represents and
          ------------------------------------------
warrants to Bank that as of the date of acceptance of this Agreement, the Note and/or Loan Documents, as of the date of borrowing hereunder and at all times the Loan or any other indebtedness are outstanding hereunder.

          (a) If Borrower is a corporation, Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation; if a partnership, Borrower is duly organized and validly existing under the partnership agreement and the applicable laws of the state in which the partnership is formed or exists or if a limited liability company, Borrower is duly organized and validly existing under the operating agreement and the applicable laws of the state in which the limited liability company is formed:

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          (b)  Borrower has the legal power and authority, to own its properties and assets and to carry out its business as now being conducted; it is qualified to do business in every jurisdiction wherein such qualification is necessary; it has the legal power and authority to execute and perform this Agreement, the Note and/or the Loan Documents to borrow money in accordance with its terms, to execute and deliver this Agreement, the Note and the Loan Documents, and to do any and all other things required of it hereunder; and this Agreement, the Note and all the Loan Documents, when executed on behalf of Borrower by its duly authorized officers, partners or members, as the case may be, shall be its valid and binding obligations legally enforceable in accordance with their terms;

          (c) The execution, delivery and performance of this Agreement, the Note and/or the Loan Documents and the borrowings hereunder and thereunder
(i) have been duly authorized by all requisite corporate, partnership or company action; (ii) do not require governmental approval; (iii) will not result (with or without notice and/or the passage of time) in any conflict with or breach or violation of or default under, any provision of law, the articles of incorporation, articles of organization, operating agreement, bylaws or partnership agreement of Borrower, any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which it or any of its properties or assets are bound; and (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower.

          (d) The balance sheet of Borrower as provided to Bank in connection herewith and the related statement of income of Borrower provided to Bank for the period ended March 31, 1997, fairly present the financial condition of Borrower in accordance with generally accepted accounting principles ("GAAP") consistently applied; and from the date thereof to the date hereof, there has been no material adverse change in such condition or operations; and

          (e) There is not pending nor, to the best of Borrower's knowledge, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect its business or its ability to perform its obligations, pay the Indebtedness and/or comply with the covenants set forth herein and/or the Note and/or the other Loan Documents.

     6.   Affirmative Covenants.  Until the Indebtedness is paid in full,
          ---------------------
Borrower covenants and agrees to do the following:

          (a) Furnish to Bank within fifteen days of filing with the Securities and Exchange Commission, copies of Borrower's quarterly report on form 10-Q and Borrower's annual report on Form 10-K (provided that if at any time Borrower ceases to be subject to the periodic reporting requirements of the Exchange Act of 1934, Borrower shall provide Bank with unaudited quarterly financial statements and audited annual financial statements);

          (b) In addition to the financial statements requested above, Borrower agrees to provide Bank with the following schedules in a form acceptable to Bank, in each case on a quarterly basis within 15 days after the end of each quarter; Accounts Receivable Aging Reports; Accounts Payable Aging Reports; and Inventory Reports.

          (c) Promptly inform Bank of the occurrence of any default or event of default as defined in the Note and/or the Loan Documents (hereinafter referred to as "Default") or of any event which could have a materially adverse effect upon Borrower's business, properties, financial condition or ability to comply with its obligations hereunder, including without limitation its ability to pay the Indebtedness;

          (d)  Furnish such other information as Bank may reasonably request;

          (e) Keep in full force and effect its own corporate, company or partnership existence in good standing; continue to conduct and operate its business substantially as presently conducted and operated and maintain and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair and condition;


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

               (f) Comply with the financial convenants set forth in Addendum A, attached hereto and made a part hereof,

               (g) Maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting without the written consent of Bank first obtained, permit Bank and any of its employees, officers, or agents, upon demand, during Borrower's usual business hours, or the usual business hours of any third person having control thereof, to have access to and examine all of Borrower's records relating to the Collateral, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees, or officer to copy and make extracts therefrom:

               (h) Maintain Borrower's same place of business or chief executive office or residence as indicated below, and not relocate said address without giving Bank 30 days prior written notice;

               (i) Maintain insurance with such insurers in such amounts and of a type satisfactory to Bank, with Bank to be designated as the payee of any such insurance policies under a payee/secured lender clause acceptable to Bank; and

               (j) On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower represents and agrees that there are not and will not be Hazardous Materials (as later defined) on, in or under any real or personal property ("Property") now or at any time owned, occupied or operated by the Borrower which in any manner violate any Environmental Law (as later defined). As used herein, "Hazardous Materials" mean all of the following: any asbestos, petroleum, petroleum by-products, flammable explosives, or radioactive materials or any hazardous or toxic materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) or in any other Environmental Law. As used herein, "Environmental Law" means any federal, state, local or other law, ordinance, statute, directive, rule, order or regulation on object of which is to regulate or improve health, safety or the environment.

       7.      Negative Covenants.  Borrower shall not, without Bank's prior
               ------------------
written consent, do any of the following:

               (a) Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity, governmental agency or instrumentality;

               (b) Permit any levy, attachment or restraint to be made affecting any of Borrower's assets, unless the same is being contested in good faith by appropriate proceedings, execution is stayed during such proceedings and Borrower has taken appropriate reserves therefore in accordance with GAAP;

               (c) Permit any judicial officer or assignee to be appointed or to take possession of any or all of Borrower's assets;

               (d) Other than sales of inventory in the ordinary course of Borrower's business, to sell, lease or otherwise dispose of, move or transfer, whether by sale or otherwise, any of Borrower's assets;

               (e) Change its name, business structure, corporate identity or structure; add any new fictitious name, liquidate, merge or consolidate with or into any other business organization;

               (f) Move or relocate any collateral except in the ordinary course of Borrower's business;

               (g) Acquire any other business organization except as contemplated by and permitted pursuant to the Term Loan facility;

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


               (h) Enter into any transaction not in the usual course of Borrower's business;

               (i) Make any investment in securities of any person, association, firm, entity or corporation other than securities of the United States of America;

               (j) Make any change in Borrower's financial structure or in any of its business objects, purposes or operations which would adversely affect the ability of Borrower to pay its obligations;

               (k) Incur any debt outside the ordinary course of Borrower's business;

               (l) Make any advance or loan except in the ordinary course of Borrower's business;

               (m) Make loans, advances or extensions of credit to any person, expect for sales on open account and otherwise in the ordinary course of business;

               (n) Guaranty or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person, agreement for the furnishing of funds to any other person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying and discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection;

               (o) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than two hundred thousand dollars ($200,000) (whether in one transaction or in a series of transactions) except as to the sale of the inventory in the ordinary course of business; change its name, consolidate with or merge into any corporation, permit another corporation to merge into it, acquire all or substantially all of the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock, or enter into any sale-lease back transaction;

               (p) Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other person, except for the common stock of the subsidiaries owned by Borrower on the date of this Agreement or other applicable date and except for certificates of deposit with maturities of one year or less of a United States commercial bank with capital, surplus and undivided profits in excess of five hundred million dollars ($500,000,000), and direct obligations of the United States government maturing within one (1) year from the date of acquisition thereof;

               (q) Allow any fact, condition or event to occur or exist with respect to any employee, pension or profit sharing plan established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan;

               (r) Without Bank's prior written consent (except as contemplated by and permitted pursuant to the Term Loan facility), acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds three hundred thousand dollars ($300,000) in any fiscal year; or

               (s) Without Bank's prior written consent, pledge or otherwise hypothecate any of its assets except for (i) purchase money security interests the lien of which is limited to the acquired property and (ii) dispositions of obsolete or worn out assets in the ordinary course of business or become liable for borrowed money or finance loans in excess of one hundred thousand dollars ($100,000) during any fiscal year.

       8.      Default.  The terms "Default" or "Event of Default", as used
               -------
herein, shall have the meaning given in the Note and/or the Loan Documents. In addition, the parties agree that any one or more of the following events shall constitute a default by Borrower under this Agreement, the Note and/or the Loan Documents:

          (a) If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, the Note, the Loan Documents or any other present or future agreement between Borrower and Bank;

          (b) If any material representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

          (c) If Borrower fails to pay when due and payable or declared due and payable, all or any portion of the indebtedness (whether or principal, interest, taxes, reimbursement of Bank expenses, or otherwise);

          (d) If there is a material impairment of the prospect of repayment of all or any portion of Borrower's obligations, including without limitation the indebtedness or a material impairment of the value or priority of Bank's security interest in the collateral;

          (e) If all or any of Borrower's assets are affected, become subject to a writ or distress warrant, or are levied upon, or come into the possession of any judicial officer or assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

          (f) If any insolvency proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter;

          (g) If any bankruptcy or other proceeding is filed or commenced by or against Borrower for its reorganization, dissolution or liquidation without being dismissed within ten (10) days of its commencement;

          (h) If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          (i) If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof, unless the same is being contested in good faith by appropriate proceedings, execution is stated during such proceedings and Borrower has taken appropriate reserves therefore in accordance with GAAP;

          (j) If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

          (k) If Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement, the Note and/or the Loan Documents are entered into or during the term of this Agreement, the Note and/or the Loan Documents, such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

          (l) If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

               (m) If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's obligations to Bank, including without limitation the indebtedness (other than scheduled payments when due of interest on the Subordinated Note as in effect on the date hereof);

               (n) If any material misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

               (o) If any party subordinating its claims to that of Bank's or any quarantor of Borrower's obligations terminates its subordination or guaranty, becomes insolvent or an insolvency proceeding is commenced by or against any such subordinating party or guarantor, or

               (p) If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 8, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

       Bank shall not be obligated to make advances to Borrower during any cure period provided for in Sections 8(e), 8(f), 8(i), 8(j), and 8(p) above.

       9.      Rights and Remedies.  The parties have agreed as follows with
               -------------------
respect to Bank's rights and remedies upon Default:

               (a) Bank shall have all rights and remedies available hereunder and under the Note and the Loan Documents and under applicable law;

               (b) Bank may at its option without notice, accelerate the indebtedness and declare all indebtedness to be due, owing and payable in full;

               (c) No Default (as defined in this Agreement, the Note and/or the Loan Documents) shall be waived by Bank except in writing and a waiver of any Default shall not be a waiver of any other default or of the same default on a future occasion;

               (d) No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties under this Agreement, the Note and/or the Loan Documents; and

               (e) No forbearance on the part of Bank in enforcing any of its rights under this Agreement, the Note and/or the Loan Documents nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder shall constitute a waiver of any of the terms of this Agreement, the Note, and/or the Loan Documents, or of any such right.

       10.     Cross-Default.  A Default under this Agreement shall also be a
               -------------
Default under the Note and the Loan Documents, and vice versa. A Default under this Agreement, the Note and/or the Loan Documents shall also be a Default under every other note and other agreement between Bank and Borrower, and vice versa.

       11.     Cross-Collateral.  Any collateral for this Agreement, the Note
               ----------------
and/or the Loan Documents shall also be Collateral for other obligations owing by Borrower to Bank. Notwithstanding the above, (i)

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

to the extent that any portion of the indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or in any of the undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

       12.     Survival of Covenants, Agreements, Representations and
               ------------------------------------------------------
Warranties.  All convenants, agreements, representations and warranties (a)
----------
previously made (except as specifically subsequently modified); (b) made in connection herewith or with the Note and/or the Loan Documents and/or any document contemplated hereby; or (c) executed hereafter (unless such document expressly states that this Agreement does not apply thereto) shall survive the borrowing hereunder and thereunder and the repayment in full of the Note and/or the Loan Documents and any amendments, renewals, or extensions thereof and shall be deemed to have been relied upon by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Borrower shall constitute representations and warranties by Borrower.

       13.     Miscellaneous.  The parties agree to the following miscellaneous
               -------------
terms:

               (a) This Agreement, the Note and the Loan Documents shall be governed by California law, without regard for the effect of conflict of laws;

               (b) Borrower agrees that it will pay all out of pocket costs of Bank and expenses (including, without limitation, Bank's attorneys' fees and costs and/or fees, transfer charges and costs of Bank's in-house counsel) in connection with the preparation of this Agreement, the Note and/or the Loan Documents and/or the documents contemplated hereby and the closing of the Loan;

               (c) This Agreement, the Note and/or the Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its right or obligations under this Agreement, the Note and/or the Loan Documents without the prior written consent of Bank;

               (d) Borrower acknowledges that Bank may provide information regarding Borrower and the Loan to Bank's parent, subsidiaries and affiliates and service providers, and

               (e) This Agreement is an integrated agreement and supersedes all prior negotiations and agreements regarding the subject matter hereof. Any amendments hereto shall be in writing and be signed by all parties hereto.

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

     14.   JURY WAIVER. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO
           -----------
TRIAL BY JURY IS A CONSITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EARCH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS OR ANY LOAN DOCUMENT.

     IN WITNESS, WHEREOF, the parties have executed this Business Loan Agreeement as of the date first set forth above.

Address of Borrower:                   Borrower:

25202 Anza Drive                       TAITRON COMPONENTS INCORPORATED
---------------------------            -------------------------------
Santa Clarita, CA 91355
---------------------------
                                       By: /s/ illegible
---------------------------                ---------------------------
                                       Title: President & CEO
                                              ------------------------

                                       By:
                                           ---------------------------
                                       Title:
                                              ------------------------

                                       Comerica Bank California
                                       ("Bank")

                                       By: /s/ illegible
                                           ---------------------------
                                       Title: CBO
                                              ------------------------

                     ADDENDUM A TO BUSINESS LOAN AGREEMENT
                     -------------------------------------
                             (FINANCIAL COVENANTS)

     1.   Definitions Relating to Financial Covenants
          -------------------------------------------

          Current Assets as used in this Agreement means, as of any applicable
          --------------
date of determination, all unrestricted cash, CD's or marketable securities, non-affiliated accounts receivables, United States Government securities and/or claims against the United States Government, and inventories (held for sale in the ordinary course of business) or Borrower and its subsidiaries.

          Current Liabilities as used in this Agreement mean, as of any
          -------------------
applicable date of determination, (i) all liabilities of Borrower or its subsidiaries that should be classified as current in accordance with GAAP, including, without limitation, any portion of the principal of the Indebtedness under this Agreement, the Note and/or the Loan Documents classified as current, plus (ii) to the extent not otherwise included, all liabilities of Borrower to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies), whether or not classified as current in accordance with GAAP unless same shall be the long term portion of Subordinated Debt (as defined below).

          Current Ratio as used in this Agreement means, as of an applicable
          -------------
date of determination, Current Assets divided by Current Liabilities.

          Debt shall mean, as of any applicable date of determination, all items
          ----
of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP excepting such liabilities as shall be Subordinated Debt (as defined below).

          Subordinated Debt as used in this Agreement means indebtedness of
          -----------------
Borrower to third parties which has been subordinated to all indebtedness owing by Borrower to Bank pursuant to a subordination agreement in form and content satisfactory to Bank.

          Tangible Effective Net Worth as used in this Agreement means Tangible
          ----------------------------
Net Work as of any applicable date of determination, increased by the long term portion of Subordinated Debt (as defined above), if any, of Borrower or its subsidiaries and decreased by the following: Subscription lists, organization expenses, trade accounts receivables converted to notes, and money due to Borrower or its subsidiaries from affiliates (including officers, directors, subsidiaries and commonly held companies).

          Tangible Net Worth as used in this Agreement means, as of any
          ------------------
applicable date of determination, the excess of:

          (a) the net book value of all assets of Borrower and its subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

          (b)    all Total Liabilities of Borrower and its subsidiaries.

          Total Liabilities as used in this Agreement means, as of any
          -----------------
applicable date, the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of Borrower or its subsidiaries, including, without limitation, (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of Borrower or its subsidiaries, including, without limitation, any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

          Total Liabilities to Tangible Effective Net Worth Ratio means, as of
          -------------------------------------------------------
any applicable date, Total Liabilities divided by Tangible Effective Net Worth.

     2.   Financial Covenants. Borrower shall maintain the following financial
          -------------------
ratios and covenants on a consolidated and non-consolidated basis:

          (a) Tangible Effective Net Worth in an amount not less than (i) $26,500,000 at any time through the end of fiscal year 1997, (ii) $28,000,000 at any time commencing on the first day of fiscal year 1998 and ending on the last day of fiscal year 1998, and (iii) $29,5000,000 commencing on the first day of fiscal year 1999 and thereafter;

          (b) A ratio of Current Assets to Current Liabilities of not less than 2.25:1.0; and

          (c) A ratio of Total Liabilities (less Subordinated Debt as defined herein) to Tangible Effective Net Worth of less than 1.25:1.0.

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.